                                                                    EXHIBIT 10.1

               -------------------------------------------------
               -------------------------------------------------



                           ASSET PURCHASE AGREEMENT



                                     among



                        UNION BANK OF CALIFORNIA, N.A.,


                            IMPERIAL TRUST COMPANY


                                      and


                                 IMPERIAL BANK



                                April 23, 1999



                 ---------------------------------------------
                 ---------------------------------------------

                           ASSET PURCHASE AGREEMENT
                           ------------------------

          THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of
                                               ---------
April 23, 1999 among UNION BANK OF CALIFORNIA, N.A., a national banking association ("Purchaser"), IMPERIAL TRUST COMPANY, a California corporation
              ---------
("Seller"), and IMPERIAL BANK, a California state bank ("Imperial").
  ------                                                 --------

                                R E C I T A L S
                                - - - - - - - -

          A.  Seller is engaged in the Trust Business (as defined herein).

          B. Imperial owns all of the issued and outstanding capital stock of Seller.

          C. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Trust Business, and Purchaser further agrees to assume those liabilities and obligations of Seller relating to the Trust Business, as specifically set forth herein, and in accordance with the terms and conditions of this Agreement.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

          Unless otherwise defined herein or the context otherwise requires, the terms defined in this Article 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. Unless otherwise indicated, any reference herein to a "Section," "Article," "Annex" or "Schedule" shall mean the applicable section, article, annex or schedule of or to this Agreement. All accounting terms used in this Agreement not defined in this Article 1 shall, except as otherwise provided for herein, be construed in accordance with generally accepted accounting principles, consistently applied.

          "Action" shall mean any actual or threatened claim, action, suit,
           ------
arbitration, hearing, inquiry, proceeding or investigation by or before any Governmental Entity or arbitrator and any appeal from any of the foregoing.

          "Assets" shall have the meaning ascribed to such term in Section 2.1,
           ------                                                 -----------
as limited by Section 2.2.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and
           ----
the Treasury Regulations promulgated thereunder.

          "Damages" shall mean any and all losses, liabilities, obligations
           -------
costs, expenses, damages or judgments of any kind or nature whatsoever (including reasonable attorneys' and other costs and expenses incurred in connection with indemnification claims under Article 9 hereof).

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended.

          "Fiduciary Assets" shall mean the properties, assets, deposits, funds,
           ----------------
investments, agreements, bills, notes, securities, contracts and rights (including claims against third parties) that are administered, utilized, held as collateral or held for the benefit of others (whether or not constituting all or a portion of the corpus of any trust) by Seller as agent, custodian, trustee or in any other capacity pursuant to or in connection with the Trusts.

          "Governing Agreements" shall mean all material contracts and
           --------------------
agreements governing the Trusts.

          "Governmental Entity" shall mean any local, state, federal or foreign
           -------------------
(i) court, (ii) government or (iii) governmental department, commission, instrumentality, board, agency or authority, including the United States Internal Revenue Service and other taxing authorities.

          "Legal Requirement" shall mean any statute, law, regulation, ordinance
           -----------------
or rule enacted or promulgated by any Governmental Entity or any arbitrator.

          "Lien" shall mean all liens, mortgages, assessments, security
           ----
interests, claims, pledges, trusts (constructive or other), or other charges, encumbrances or restrictions, other than those incurred in the Ordinary Course.

          "Manageable Income" shall mean all manageable income related to the
           -----------------
Trust Business as reflected in the financial statements relating to the Trust Business, excluding any interest income, all as calculated in a manner consistent with Seller's accounting policies and practices prior to the Closing Date.

          "Material Adverse Effect" shall mean (a) when used with reference to
           -----------------------
Seller, a material adverse effect on the Trust Business or (b) when used with reference to Purchaser, a material adverse effect on Purchaser's business or financial condition.

          "Ordinary Course" shall mean, when used with reference to Seller, the
           ---------------
ordinary course of Seller's Trust Business, consistent with past practices.

          "Out-of-Balance Condition" with respect to any Trust shall mean a
           ------------------------
situation that exists on the Closing Date whereby the amount of the assets or liabilities actually held by Seller as of the Closing Date (and transferred to Purchaser pursuant to the transactions contemplated by this Agreement) in respect of such Trust is different than the assets or liabilities which such Trust is reported to hold or owe pursuant to the Systems Records.

          "Person" shall mean all natural persons, corporations, business
           ------
trusts, associations, companies, limited liability companies, partnerships, joint ventures, Governmental Entities and any other entities.

          "Proprietary Assets" shall mean assets of Seller other than Fiduciary
           ------------------
Assets.

          "Systems Records" shall mean all accounting information, reports,
           ---------------
books, records, statements and data regularly maintained on the electronic information systems or electronic storage media separately specifying or accounting for each Trust, including an electronic summary of the fees.

          "Transition Agreement" shall mean that certain Transition Agreement
           --------------------
executed by Purchaser, Seller and Imperial on the Closing Date, in substantially the form attached hereto as Annex A.

          "Trust Business" shall mean all of the business of Seller conducted up
           --------------
to the Closing Date, including without limitation, Seller's business of acting as executor, administrator, guardian or conservator of estates, assignee, receiver, depositary, custodian or trustee under the appointment of any court, or by authority of any law of this or any other state of the United States, as trustee for any purpose permitted by law, and all agency and other fiduciary or representative capacities.

          "Trusts" shall mean the trusteeships, executorships, administrations,
           ------
guardianships, conservatorships, custodianships, agencies and other fiduciary and representative capacities held by Seller and any common, collective, or commingled trust funds maintained by Seller on or prior to the Closing or to which Seller may be named or appointed after the Closing, including but not limited to trust documents where Seller is named successor trustee and wills on deposit.

                                   ARTICLE 2
                                   ---------

                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

          2.1  Purchase and Sale.  Subject to the terms and conditions set forth
               -----------------
herein, at the Closing (as hereinafter defined), the Seller agrees to sell transfer, assign, convey, and deliver to Purchaser, and Purchaser agrees to purchase, accept, and acquire from Seller, free and clear of all Liens and subject to the rights of other Persons to the extent conferred by California Financial Code 4842 or other applicable law, all of Seller's right, title and interest in all assets and properties used in connection with the conduct of the Trust Business, all of which are collectively referred to herein as the "Assets." The Assets include, without limitation:
 ------

               (a) the whole of the Trust Business, including, without limitation,all Trusts as identified on Schedule 2.1(a)(i), Governing Agreements
                                       ------------------
and Fiduciary Assets, and all agreements and rights of Seller under the Trusts and Governing Agreements;

               (b) all of the goodwill associated with the Assets; and

               (c)  all of the Systems Records.

          2.2  Excluded Assets.  Notwithstanding Section 2.1, the Assets shall
               ---------------
not include any of the following assets or properties of Seller (the "Excluded
                                                                      --------
Assets"):
------

               (a) the consideration delivered to Seller pursuant to this Agreement;

               (b) all Proprietary Assets consisting of revenues, including, without limitation, compensation, management fees and other fees and income of the Trust Business accrued through the Closing Date;

               (c) all Proprietary Assets consisting of cash on hand, securities and financial instruments;

               (d) all Proprietary Assets consisting of assets and properties used in connection with the administration of the Trust Business, including, without limitation, premises, furniture, fixtures and equipment and other tangible personal property, accounts and notes receivable, advances, leasehold interests, software and software licenses, all licenses, copyrights, trademarks, patents and other intellectual property rights used in the conduct of the Trust Business and all Resources (as that term is defined in the Transition Agreement);

               (e) all deposits of Seller with the Treasurer of the State of California pursuant to California Financial Code Sections 1540 et. seq., or any
                                                               --  ---
similar deposit.

               (f) all rights and benefits under all contracts and agreements listed in Schedule 3.6(a) and Schedule 3.6(b);
          ---------------     ---------------

               (g) all corporate and tax books and records including, without limitation, minute books, corporate seals, stock books and tax records and other books and records relating to the corporate and tax matters of Seller; and

          2.3  Limited Assumption of Liabilities; Excluded Liabilities.
               -------------------------------------------------------

               (a) At the Closing, Purchaser shall assume, and agrees to pay, perform and discharge in due course as and from the Closing, those liabilities and obligations of Seller arising under the Trusts or the Governing Agreements attributable or related to the Trust Business which are due to be paid, performed and discharged from and after the Closing (collectively, the "Assumed Liabilities"). However, in no
                                          -------------------
event shall Assumed Liabilities include any Excluded Liabilities (as defined below). Except for the Assumed Liabilities, Purchaser shall not assume or have any responsibility for any debt, liability or obligation relating to Seller (the Excluded Liabilities). The "Excluded Liabilities" include, without limitation:
                            --------------------

                    (i) all liabilities and obligations of Seller relating to the Excluded Assets;

                    (ii) all liabilities and obligations of Seller which are accrued through the Closing under the Trusts and the Governing Agreements;

                    (iii) all liabilities and obligations of Seller with respect to its employees, including, without limitation, any wages, bonuses, commissions, accrued vacation benefits or other compensation, and any other liabilities or obligations under any employee benefit or profit-sharing plan, any retirement or welfare plan or any other benefit or compensation plan relating to Seller's employees, whether such liabilities or obligations arise by agreement or law;

                    (iv) all liabilities and obligations of Seller in its corporate capacity (including legal fees and expenses) arising out of or related to any actions, suits or proceedings described in Schedule 3.5 (or which should
                                                  ------------
have been described in Schedule 3.5 to make the representations and warranties
                       ------------
set forth in Section 3.5 complete and accurate).
             -----------

                    (v) all liabilities and obligations of Seller of any kind, character or description, whether known or unknown, accrued, absolute, contingent or otherwise with respect to claims by third parties against Seller relating to the operation of the Trust Business prior to the Closing, including, without limitation, all breaches by Seller of its fiduciary duty in connection with the operation of the Trust Business prior to the Closing;

                    (vi) all violations of statute, regulation or law (including trust law) by Seller; and

                    (vii) all criminal or civil wrongdoing by Seller, including negligent or otherwise tortious action.

                (b) In no event shall Seller have after the Closing any liability on account of any obligation, Trust or liability transferred to Purchaser unless expressly provided to the contrary in this Agreement. Notwithstanding the foregoing, the parties hereto have executed the Transition Agreement and have the responsibilities described therein.

          2.4  Purchase Price.
               --------------

               (a) Purchase Price; Adjusted Purchase Price.  Subject to the
                   ---------------------------------------
terms and conditions of this Agreement, the aggregate purchase price to be paid by Purchaser (in addition to Purchaser's assumption of the Assumed Liabilities) to Seller for the Assets and for Seller's covenants and agreements hereunder shall be $14,000,000 plus the aggregate book value of any other assets identified on Schedule 2.4(a) (the "Purchase Price"), as adjusted pursuant to
                                    --------------

the terms of this Section 2.4.  The Purchase Price, as so adjusted, is
                  -----------
referred to herein as the "Adjusted Purchase Price". The Purchase Price and
                           -----------------------
Adjusted Purchase Price will be calculated without regard to or consideration of any fees or commissions received with respect to Seller's or Imperial's "employee benefit plans" (as such term is defined in Section 3(3) of ERISA) which are part of the Assets as of the Closing Date.

               (b) Closing Payment; Closing Payment Reimbursement.
                   ----------------------------------------------

                    (i) In accordance with Section 2.8, at the Closing the Purchaser shall deliver to Seller an amount equal to $10,500,000 (the "Closing
                                                                       -------
Payment").
-------
                    (ii) Within thirty (30) days after the Closing, Seller shall calculate and deliver to Purchaser Seller's calculation of the First Quarter 1999 Gross Fee Revenue (as defined below) (the "Sellers Calculated First
                                                ------------------------
Quarter 1999 Gross Fee Revenue"), together with a statement, in reasonable
------------------------------
detail, of the manner by which such calculation was determined and such other documentation that supports such determination. Seller shall cause Seller's officers and representatives to make available to the Purchaser any work papers, financial data and other information used by Seller in calculating the Seller's Calculated First Quarter 1999 Gross Fee Revenue.

                    (iii) Within thirty (30) days after receipt of the Seller's Calculated First Quarter 1999 Gross Fee Revenue, Purchaser shall notify the Seller in writing (an "Objection Notice") of any objection to the Seller's
                       ----------------
Calculated First Quarter 1999 Gross Fee Revenue. If no Objection Notice is given within such thirty-day period, then the Seller's Calculated First Quarter 1999 Gross Fee Revenue shall be final and binding on all parties and shall be deemed for all purposes to be the Final First Quarter 1999 Gross Fee Revenue.
In the event Purchaser timely provides an Objection Notice, Purchaser and the Seller shall, for a period of five (5) business days, use their collective best efforts to resolve any differences between the parties as to the determination of the First Quarter 1999 Gross Fee Revenue. In the event Purchaser and the Seller are not, within such five (5) business-day period, able to resolve such differences, the determination of the First Quarter 1999 Gross Fee Revenue shall be referred for final resolution to the Los Angeles office of such independent nationally recognized accounting firm, which has not been retained by either Seller or Purchaser within the preceding twelve (12) months, as the parties shall mutually approve. Should the parties fail to so agree upon an independent accounting firm within five (5) days after expiration of such resolution period, the parties shall each designate an accounting firm and such two designated firms shall select a third independent accounting firm, which has not been retained by either Seller or Purchaser within the preceding twelve (12) months, and such selected independent accounting firm shall make such determination. Such accounting firm shall, as promptly as practicable, but in no event later than ten (10) days after its selection, make a determination of the First Quarter 1999 Gross Fee Revenue. The determination by such accounting firm of the First Quarter 1999 Gross Fee Revenue shall be final and binding on all parties and shall be deemed for all purposes to be the Final First Quarter 1999 Gross Fee Revenue. The costs and fees of such accounting firm shall be borne 50% by Purchaser and 50% by Seller.

                    (iv) If the Final First Quarter 1999 Gross Fee Revenue is less than $2,200,000, then the Purchase Price shall be deemed adjusted so that the Adjusted Purchase Price as of such date shall be an amount equal to (a) $14,000,000 multiplied by (b) a fraction, the numerator of which is the Final First Quarter 1999 Gross Fee Revenue, and the denominator of which is $2,200,000. If the Purchase Price is adjusted pursuant to this Section 2.4(b)(iv), then on the later to occur of (x) sixty (60) days following the Closing Date or (y) five (5) days after the determination of the Final First Quarter 1999 Gross Fee Revenue in accordance with clause (iii) above, Seller shall pay to Purchaser an amount equal to (a) the Closing Payment less (b) the Adjusted Purchase Price multiplied by .75 (the "Closing Payment Reimbursement").
                                                -----------------------------

                (c)  Second Purchase Payment.
                     -----------------------

                    (i) On or before April 30, 2000, Purchaser shall calculate and deliver to Seller Purchaser's calculation of the First Quarter 2000 Gross Fee Revenue (as defined below) (the "Purchaser's Calculated First Quarter 2000
                                     -----------------------------------------
Gross Fee Revenue"), together with a statement, in reasonable detail, of the
-----------------
manner by which such calculation was determined and such other documentation that supports such determination. Purchaser shall cause Purchaser's officers and representatives to make available to the Seller any work papers, financial data and other information used by Purchaser in calculating the Purchaser's Calculated First Quarter 2000 Gross Fee Revenue.

                    (ii) Within thirty (30) days after receipt of the Purchaser's Calculated First Quarter 2000 Gross Fee Revenue, Seller shall notify the Purchaser with an Objection Notice of any objection to the Purchaser's Calculated First Quarter 2000 Gross Fee Revenue. If no Objection Notice is given within such thirty-day period, then the Purchaser's Calculated First Quarter 2000 Gross Fee Revenue shall be final and binding on all parties and shall be deemed for all purposes to be the Final First Quarter 2000 Gross Fee Revenue. In the event Seller timely provides an Objection Notice, Purchaser and the Seller shall, for a period of five (5) business days, use their collective best efforts to resolve any differences between the parties as to the determination of the First Quarter 2000 Gross Fee Revenue. In the event Purchaser and the Seller are not, within such five (5) business-day period, able to resolve such differences, the determination of the First Quarter 2000 Gross Fee Revenue shall be referred for final resolution to the Los Angeles office of such independent nationally recognized accounting firm, which has not been retained by either Seller or Purchaser within the preceding twelve (12) months, as the parties shall mutually approve. Should the parties fail to so agree upon an independent accounting firm within five (5) days after expiration of such resolution period, the parties shall each designate an accounting firm and such two designated firms shall select a third independent accounting firm which has not been retained by either Seller or Purchaser within the preceding twelve (12) months, and such selected independent accounting firm shall make such determination. Such selected or chosen accounting firm shall, as promptly as practicable, but in no event later than ten (10) days after its selection period, make a determination of the First Quarter 2000 Gross Fee Revenue. The determination by such accounting firm of the First Quarter 2000 Gross Fee Revenue shall be final and binding on all parties and shall be deemed for all purposes to be the Final First Quarter 2000 Gross Fee Revenue. The costs and fees of such accounting firm shall be borne 50% by Purchaser and 50% by Seller.

                    (iii) Within five (5) days after determination of the Final First Quarter 2000 Gross Fee Revenue, Purchaser shall pay to Seller an amount equal to 25% of the Adjusted Purchase Price as adjusted pursuant to Section 2.4(b)(iv) (the "Second Payment"); provided, however, if the Final First Quarter
                 --------------
2000 Gross Fee Revenue multiplied by 4 (the "Annualized 2000 Gross Fee Revenue")
                                             ---------------------------------
is less than 90% of the Final First Quarter 1999 Gross Fee Revenue multiplied by 4 (the "Adjusted Annualized 1999 Gross Fee Revenue"), then, the Second Payment
        ------------------------------------------
shall be reduced by an amount equal to (a) the Adjusted Annualized 1999 Gross Fee Revenue less the Annualized 2000 Gross Fee Revenue, multiplied by (b) two. Notwithstanding the foregoing, the Second Payment shall not be reduced below zero.

               (d) As used in this Section 2.4, "First Quarter 1999 Gross Fee
                                                 ----------------------------
Revenue" shall mean the Manageable Income derived from all accounts of the Trust
-------
Business during the time period between January 1, 1999, up to and including March 31, 1999.

               (e) As used in this Section 2.4, "First Quarter 2000 Gross Fee
                                                 ----------------------------
Revenue" shall mean the Manageable Income derived from all accounts which were
-------
accounts of the Trust Business as of the Closing Date plus Manageable Income associated with any prospective customers of the Trust Business as of the Closing Date, as identified on Schedule 2.4(e) hereto, during the time period
                               ---------------
between January 1, 2000, up to and including March 31, 2000; provided, that the
                                                             --------
First Quarter 2000 Gross Fee Revenue shall include (i) all Manageable Income derived from all escrow accounts and all accounts associated with the following:
(x) each individual money manager or individual union which was a customer of the Trust Business as of the Closing Date or is identified on Schedule 2.4(e),
                                                              ---------------
and (y) each member of the Ahmanson family; and (ii) all Manageable Income that would have been derived from all accounts of the Trust Business as of the Closing Date that were sold, transferred or otherwise disposed of by Purchaser after the Closing by including all Manageable Income derived from such accounts in the calculation of First Quarter 1999 Gross Fee Revenue.

          2.5  Allocation.  Schedule 2.5 hereto contains the allocation of the
               ----------   ------------
Adjusted Purchase Price to the Assets and the covenants of Seller hereunder which has been agreed upon by Purchaser and Seller. Such allocation shall be adopted for all purposes related to the sale of the Assets hereunder, and Seller and Purchaser agree not to file a tax return or otherwise take a position for tax purposes inconsistent with this allocation and to use reasonable efforts to sustain such allocation in any subsequent tax audit or dispute.

          2.6  Transferee Liability.  The parties hereto acknowledge and agree
               --------------------
that:

               (a) all consent fees, sales tax and assignment or transfer fees, and other fees and charges and taxes payable in connection with the transactions contemplated hereby, if any, shall be paid by Purchaser; and

               (b) all Federal and state income taxes, if any, incurred by Purchaser or Seller shall be borne by the party incurring such taxes.

          2.7  Prorations and Adjustments.
               --------------------------

               (a) Purchaser and Seller shall prorate as of the Closing Date, to the extent any such item constitutes an Asset or Assumed Liability, any assigned charges, taxes, rental expenses, utility and maintenance expenses, tenant or property insurance premiums, prepaid service contracts and any other items as to which a payment made before the Closing Date relates to any period after the Closing Date or a payment made after the Closing Date relates to any period before the Closing Date. The amount of any net proration shall be added or subtracted, as appropriate, from the Closing Payment.

               (b) To the extent that Purchaser receives any Excluded Asset following the Closing, Purchaser shall promptly deliver the same to Seller, identifying the source thereof. To the extent that Seller receives any Asset following the Closing, Seller shall promptly deliver the same to Purchaser, identifying the source thereof.

          2.8  Closing.  The transactions contemplated by this Agreement shall
               -------
be consummated (the "Closing") at 10:00 a.m., Los Angeles time, on the later of
                     -------
(i) April 30, 1999 or (ii) two (2) business days after the date on which the conditions set forth in Sections 7.1(g) and 7.2(g) may be satisfied, at the offices of Paul, Hastings, Janofsky & Walker LLP, 555 South Flower Street, 23rd Floor, Los Angeles, California 90071 or at such other time or on such other date as shall be agreed between Seller and Purchaser upon fulfillment of all conditions precedent to the Closing, such hour and date being herein generally referred to as the "Closing Date". At the Closing:
                    ------------

               (a) Seller shall deliver or cause to be delivered to Purchaser, against payment by Purchaser to Seller of the Closing Payment, all of the documents, certificates and instruments required to be delivered, or caused to be delivered, by Seller pursuant to Section 7.1 hereof.

               (b)  Purchaser shall:

                    (i) deliver or cause to be delivered to Seller a wire transfer of immediately available funds to an account designated in writing by Seller in an amount representing the Closing Payment;

                    (ii) deliver or cause to be delivered to Seller all of the documents, if any, required to be delivered by Purchaser pursuant to Section 7.2 hereof; and

                    (iii) assume the Assumed Liabilities and deliver or cause to be delivered to Seller any instruments or documents reasonably satisfactory in form and substance to Seller and Seller's counsel evidencing such assumption of the Assumed Liabilities.

                                   ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES
                             CONCERNING THE SELLER
                             ---------------------

               Seller hereby represents and warrants to Purchaser that:

          3.1  Organization and Good Standing.  The Seller has been duly
               ------------------------------
organized and is existing as a corporation in good standing under the laws of the State of California with full corporate power and authority (i) to own and lease its properties, (ii) to conduct the Trust Business as currently conducted, (iii) to hold and perform the Trusts that it holds as part of the Trust Business, (iv) to own, lease or hold as trustee, custodian, agent or otherwise, as the case may be, the Fiduciary Assets in accordance with the Governing Agreements, and (v) to carry out the transactions contemplated by this Agreement.

          3.2  Execution and Delivery.  All consents, approvals, authorizations
               ----------------------
and orders necessary for the execution, delivery and performance by Seller of this Agreement, the Transition Agreement and the Covenant and the consummation by Seller of the transactions contemplated hereby and thereby have been duly and lawfully obtained, and Seller has, and at the Closing will have, full right, power and authority to execute, deliver and perform this Agreement, the Transition Agreement and the Covenant. Each of this Agreement, the Transition Agreement and the Covenant has been duly executed and delivered by Seller and each constitutes a legal, valid and binding agreement of Seller enforceable against Seller in accordance with its terms.

          3.3  No Conflicts.  The execution, delivery and performance of this
               ------------
Agreement, the Transition Agreement and the Covenant and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which the Seller is a party or to which any of the property or assets of the Seller is bound or affected which would have a Material Adverse Effect, (b) result in an automatic termination or material breach of any Governing Agreement, (c) result in the violation of the provisions of the Articles of Incorporation or Bylaws of the Seller or any Legal Requirement applicable to or binding upon it or (d) result in the creation or imposition of any Lien upon any of the Assets.

          3.4  Trust Business.  All of the accounts listed on Schedule 2.1(a)(i)
               --------------                                 ------------------
constitute all of the Trusts held by Seller as of the date thereof and, together with the Fiduciary Assets, constitute the Trust Business as of the date thereof. All of the accounts listed on Schedule 2.1(a)(i) as updated on the Closing Date
                              ------------------
will constitute all of the Trusts held by the Seller as of the Closing Date and, together with the Fiduciary Assets, will constitute the Trust Business as of the Closing Date. Schedule 3.4(a) lists a summary of the Fiduciary Assets as of
               ---------------
March 31, 1999, such summary to be updated by the most recent month-end summary then available as of the Closing Date. As of the Closing Date, the Fiduciary Assets delivered to Purchaser will constitute all of the Fiduciary Assets required by the Governing Agreements to be held by Seller in connection with all Trusts.

          3.5  Judgments; Litigation.  Except as set forth on Schedule 3.5, to
               ---------------------                          ------------
the knowledge of Seller, there is no (i) outstanding judgment, order, decree, award, stipulation or injunction of any Governmental Entity or arbitrator against Seller or any of the Assets or Trusts, (ii) Action pending or threatened against any of the Trusts or Assets, or against Seller as trustee, representative or in such other capacity with respect to the Trusts, or (iii) Action pending or threatened against Seller in its individual capacity or otherwise which, if decided adversely, would, in the opinion of Seller's management, have a Material Adverse Effect. Except as set forth in Schedule
                                                                    --------
3.5, to the knowledge of Seller, there is no Action pending or threatened by
---
Seller on behalf of any of the Assets or Trusts.

          3.6  Material Contracts; No Defaults.
               -------------------------------

               (a) Schedule 3.6(a) contains a true and complete list of all
                   ---------------
written contracts, agreements, understandings, arrangements and commitments of Seller with any employee of Seller listed on Schedule 6.10.
                                             -------------

               (b) Schedule 3.6(b) contains a true and complete list of all
                   ---------------
written agreements to which Seller is a party other than as trustee or in any other representative capacity and which are material to the operation of the Trust Business, and all such agreements and instruments have been made available to Purchaser for its inspection.

               (c) All of the Governing Agreements are included in the System Records and have been made available to Purchaser for its inspection.

               (d)  Except as described in Schedule 3.6(d):
                                           ---------------

                    (i) each agreement, contract, arrangement or commitment described above in paragraphs (a), (b) and (c) of this Section 3.6 is a valid
                                                       -----------
and binding obligation of Seller, enforceable against Seller in accordance with its terms;

                    (ii) no event or condition has occurred or become known to Seller or is alleged to have occurred that:

                     (x) constitutes or, with notice or the passage of time, or both, would constitute a default by Seller under any contract, agreement or commitment described above in paragraphs (a), (b) and (c) of this Section 3.6;
                                                             -----------

                    (y) has extinguished or impaired the right of Seller (or any successor trustee, custodian or agent) to recover or receive reimbursement for its costs, trust or agency fees or other expenses out of any Fiduciary Assets or relating to any Trust except any such events or conditions which in the aggregate do not have a Material Adverse Effect; or

                    (z) would cause Seller (or any successor trustee, custodian or agent) to be subject to disqualification or removal from any capacity Seller now occupies with respect to any Trust, nor has Seller been so disqualified or removed;

                    (iii) to Seller's knowledge, (a) no person with whom Seller has a contract, agreement or commitment described above in paragraphs (a), (b) and (c) of this Section 3.6 is in default in any material respect thereunder and
(b) no party to any Governing Agreement has expressly repudiated its obligation to pay fees, expenses or charges expressly provided for in the applicable Governing Agreement; and

                    (iv) all of the fees and reimbursements that Seller is entitled to receive pursuant to the Governing Agreements are being paid in the Ordinary Course without any delinquencies or nonpayments except such delinquencies or nonpayments which in the aggregate do not have a Material Adverse Effect; and

          3.7  Absence of Certain Changes.  Since December 31, 1998, except as
               --------------------------
disclosed in Schedule 3.7, Seller has not:
             ------------

                    (i) made or suffered any change in, or condition affecting, its Trust Business other than changes, events or conditions in the Ordinary Course, none of which (individually or in the aggregate) has had or in the opinion of Seller's management, may have, a Material Adverse Effect;

                    (ii) made any change in the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates theretofore adopted;

                    (iii) entered into any employment or loan or loan guarantee agreement with any of the employees identified on Schedule 6.10;
                                                  -------------

                    (iv) paid, or made any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind to any employee identified on Schedule 6.10 other than pursuant to an agreement
                           -------------
disclosed on Schedule 3.6 or other than in the Ordinary Course;
             ------------

                    (v) made any material change in the fees or other compensation charged by Seller to its customers in connection with the Trust Business or in the manner such fees or compensation have been charged or collected; or

                    (vi) entered into any agreement or otherwise obligated itself to do any of the foregoing.

          3.8  Compliance with Law.  To Seller's knowledge, Seller has conducted
               -------------------
the Trust Business in compliance with all Legal Requirements, except where such noncompliance would not have a Material Adverse Effect.

          3.9  No Brokers.  No broker, finder or similar agent has been employed
               ----------
by or on behalf of Seller in connection with this Agreement or the transactions contemplated hereby, and Seller has not entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

          3.10  Financial Statements.  Schedule 3.10 hereto contains a true and
                --------------------
complete copy of (i) the unaudited balance sheet of Seller at December 31, 1998 and the related unaudited statement of income for the twelve (12) months then ended, and (ii) the unaudited balance sheet of Seller at March 31, 1999 and the related unaudited statement of income for the three (3) months then ended (collectively, the "Financial Statements"). The Financial Statements present
                    --------------------
fairly the financial condition of Seller as of the dates indicated therein and the results of operations of Seller for the periods specified therein and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods covered thereby.

          3.11  Tax Reports.  As of the Closing Date, Seller will have, in all
                -----------
material respects, accurately prepared and timely filed all tax reports, forms, information statements and similar items that are required to be filed on or before the Closing Date by Seller as trustee, custodian or agent in connection with the operation of the Trust Business, and on the Closing Date, Seller will have complied in all material respects, with all tax withholding obligations and responsibilities applicable to it in such capacities, all as required by the Code, and all applicable foreign, state and local tax laws and regulations.

          3.12  Employees.  Seller is not a party to any employment agreement or
                ---------
arrangement with respect to any employee listed on Schedule 6.10, and Seller is not a party to any collective bargaining agreement with respect to any employee of Seller. Seller has not received any notice from any labor union (or representative thereof) with respect to attempts to organize any employee of Seller, or any notice of any strikes, slowdowns, work stoppages, lockouts or threats by any employee of Seller. To Seller's knowledge, there is no Action pending or threatened against Seller by any of its employees alleging unfair labor practices.

          3.13  Systems Records.  Seller has maintained in all material respects
                ---------------
the Systems Records in accordance with Seller's policies and procedures with respect thereto, and the Systems Records provide in all material respects an accurate and complete separate accounting for each Trust's Fiduciary Assets.

          3.14  Environmental Conditions.  Except as set forth on Schedule 3.14,
                ------------------------
to Seller's knowledge, none of the Assets constitutes real property which contains any hazardous material, hazardous substance or toxic substance as defined in applicable environmental laws, rules and regulations which Seller is required by applicable law to remove, treat or mitigate or which could give rise to loss or liability affecting Seller or any Person, in its representative or individual capacity, succeeding to Seller's position as trustee, custodian, agent or other representative of any Trust.

                                   ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

          Purchaser hereby represents and warrants to, and covenants and agrees with, Seller that:

          4.1  Organization and Good Standing.  Purchaser has been duly
               ------------------------------
organized and is existing as a national banking association in good standing under the laws of the United States with full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

          4.2  Trust Powers.  Purchaser has all licenses, franchises, permits
               ------------
and other governmental authorizations that are required for it to conduct trust business in the State of California.

          4.3  Execution and Delivery.  All consents, approvals, authorizations
               ----------------------
and orders necessary for the execution, delivery and performance by Purchaser of this Agreement have been duly and lawfully obtained, and Purchaser has, and at the Closing will have, full right, power and authority to execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms.

          4.4  No Conflicts.  The execution, delivery and performance of this
               ------------
Agreement and the consummation of the transactions contemplated hereby will not
(a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which Purchaser is a party or to which any of the property or assets of the Purchaser is bound or affected which would have a Material Adverse Effect, (b) result in the violation of the revisions of the Articles of Incorporation or by Bylaws of Purchaser or any Legal Requirement applicable to or binding upon it which would have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien upon any property or assets of the Purchaser which would have a Material Adverse Effect.

          4.5  No Brokers.  No broker, finder or similar agent has been employed
               ----------
by or on behalf of Purchaser in connection with this Agreement or the transactions contemplated hereby, and Purchaser has not entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE 5

                      CONDUCT OF BUSINESS PENDING CLOSING
                      -----------------------------------

          During the period commencing on the date hereof and continuing through the Closing Date, Seller covenants and agrees (except as expressly contemplated by this Agreement or to the extent that Purchaser shall otherwise expressly consent in writing) that:

          5.1  Ordinary Course.  Seller shall conduct the Trust Business in, and
               ---------------
only in, the Ordinary Course and, to the extent consistent with such business, shall preserve intact its current business organizations, and preserve its relationships with customers, suppliers and others having business dealings with it.

          5.2  Accounting.  Seller shall not make any material change in the
               ----------
accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates heretofore adopted by it.

          5.3  Compliance with Legal Requirements.  Seller shall comply in all
               ----------------------------------
material respects with all Legal Requirements applicable to it and its operations and with respect to the transactions contemplated by this Agreement except where such noncompliance would not have a Material Adverse Effect, and shall administer the Fiduciary Assets in all material respects in accordance with their Governing Agreements and applicable law.

          5.4  Disposition of Assets.  Seller shall not sell, transfer, or
               ---------------------
otherwise dispose of, or cause the encumbrance by any Lien upon any of the Assets, except in the Ordinary Course.

                                  ARTICLE 6

                             ADDITIONAL COVENANTS
                             --------------------

          6.1  Covenants of Seller.  During the period from the date hereof and
               -------------------
through the Closing Date, Seller agrees to:

               (a) use its reasonable efforts to obtain (and to cooperate with Purchaser in obtaining) any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by Seller in connection with the transactions contemplated by this Agreement or to take any action in connection with the consummation thereof;

               (b) use its reasonable efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Section 7.1 of this Agreement; and

               (c) deliver to Purchaser prior to the Closing an update, if necessary, of any of the schedules to Seller's representations and warranties in
Section 3 as a result of any change, circumstance, event or development between the date of this Agreement and the Closing Date.

          6.2  Covenants of Purchaser.  During the period from the date hereof
               ----------------------
through the Closing Date, Purchaser shall:

               (a) use its reasonable efforts to obtain (and cooperate with the Seller in obtaining) any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by Purchaser in connection with the transactions contemplated by this Agreement or to take any action in connection with the consummation thereof;

               (b) use its reasonable efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Section 7.2 of this Agreement; and

               (c) deliver to Seller prior to the Closing an update, if necessary, of any of the schedules to Purchaser's representations and warranties in Section 4 as a result of any change, circumstance, event or development between the date of this Agreement and the Closing Date.

          6.3  Access and Information.
               ----------------------

          (a) During the period commencing on the date hereof and continuing through the Closing Date, Seller shall afford to Purchaser and to Purchaser's accountants, counsel, investment bankers and other representatives reasonable access to all of its books, contracts, commitments and records related to the Trust Business during normal business hours (provided such access does not unreasonably disrupt Seller's business) and, during such period, will furnish to Purchaser all information concerning the Trust Business as Purchaser may reasonably request.

               (b) After the Closing, the Seller shall afford to Purchaser and to Purchasers accountants, counsel, investment bankers and other representatives reasonable access to all of the corporate and tax books and records of the Seller, as described in Section 2.2(g) of this Agreement, related to the Trust Business during normal business hours (provided such access does not unreasonably disrupt Seller's business).

               (c) Except to the extent permitted by the provisions of Section
6.6 hereof, Purchaser shall hold in confidence, and shall use reasonable efforts to ensure that its employees and representatives hold in confidence, all such information supplied to it by Seller and its officers, directors and employees concerning Seller and the Trust Business and shall not disclose such information to any third party except as may be required by any Legal Requirement and except for information that (i) is or becomes generally available to the public other than as a result of disclosure by Purchaser or its representatives, (ii) becomes available to Purchaser or its representatives from a third party other than Seller, and Purchaser or its representatives have no reason to believe that such third party is not entitled to disclose such information, or (iii) is known to Purchaser or its representatives on a non-confidential basis prior to its disclosure by Seller. Purchasers obligations under the foregoing sentence shall expire on the Closing Date, provided, however that if the Closing does not occur, Purchaser's obligations shall survive for a period of two years from the date hereof.

          6.4  Expenses.  All costs and expenses (including, without limitation,
               --------
all legal fees and expenses and fees and expenses of any brokers, finders or similar agents) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the same.

          6.5  Certain Notifications.  At all times from the date hereof to the
               ---------------------
Closing Date, each party shall promptly notify the others in writing of the occurrence of any event that will or may result in the failure to satisfy any of the conditions specified in Article 7 hereof.

          6.6  Publicity; Employee Communications.  At all times prior to the
               ----------------------------------
Closing Date, each party shall obtain the consent of all other parties hereto prior to issuing, or permitting any of its directors, officers, employees or agents to issue, any press release or other information to the press or any third party with respect to this Agreement or the transactions contemplated hereby; provided, however, that no party shall be prohibited from supplying any
        --------  -------
information to any of is representatives, agents, attorneys and advisors to the extent necessary to complete the transactions contemplated hereby so long as such representatives, agents, attorneys and advisors are made aware of the terms of this Section 6.6; provided, further, Seller shall be permitted to supply any
                     --------  -------
information to and discuss with any of Seller's employees the transactions contemplated by this Agreement. Nothing contained in this Agreement shall prevent any party to this Agreement at any time from furnishing any required information to any Governmental Entity or authority pursuant to a Legal Requirement or from complying with its legal or contractual obligations. Notwithstanding anything to the contrary herein, the parties shall use reasonable best efforts to agree upon the text of a public press release to be issued by Seller and Purchaser regarding the transactions contemplated herein.


          6.7  Further Assurances.
               ------------------

               (a) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements, to consummate and make effective the transactions contemplated by this Agreement.

               (b) If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, Seller and Purchaser, as the case may be, shall take or cause to be taken all such necessary or convenient action and execute, and deliver and file, or cause to be executed, delivered and filed, all necessary or convenient documentation.

          6.8  Competing Offers; Merger.  From the date hereof to the Closing
               ------------------------
Date, Seller agrees that it will not directly or indirectly, through any officer, director, agent, or otherwise, solicit, initiate or encourage the submissions of bids, offers or proposals by, any Person with respect to an acquisition of the Trust Business, and Seller will not engage any broker, financial adviser or consultant with an incentive to initiate or encourage proposals or offers from other parties. Furthermore, Seller shall not, directly or indirectly, through any officer, director, agent or otherwise, engage in negotiations concerning any such transaction with, or provide information to, any Person other than Purchaser and its representatives with a view to engaging, or preparing to engage, that Person with respect to any matters in this Section.

          6.9  Referral.  Purchaser shall make a proposal to Seller for a
               --------
referral arrangement whereby Purchaser will pay to Seller or Imperial fees for income derived from customers or accounts referred to Purchaser by Seller or Imperial.

          6.10  Employees.  Purchaser agrees:
                ---------

                (a) to offer employment to those certain employees of Seller listed Schedule 6.10 hereto (the "Offered Employees"). Schedule 6.10 shall not
       -------------              -----------------    -------------
be amended from the date hereof except to add other employees of Seller to
Schedule 6.10 on or before the expiration or termination of the Transition
-------------
Agreement Notwithstanding the foregoing, Purchaser shall not be required to offer or continue to offer employment to Offered Employees on authorized medical leaves of absence on the Closing Date (i) where the Offered Employee's expected date of return as of the Closing Date is more than six (6) months after the Closing Date; and (ii) in the case of an Offered Employee whose expected date of return as of the Closing Date is not more than six (6) months after the

Closing Date, until such Offered Employee is released by his/her medical provider to return to work and the Offered Employee's actual return-to-work date is not more than six (6) months after the Closing Date;

               (b) within one week from the date hereof to make offers (each, an "Offer") to the Offered Employees with the titles, job descriptions and
 -----
responsibilities and at the salaries set forth on Schedule 6.10 hereto.  Each
                                                  -------------
such Offer shall be contingent upon the Offered Employees' completion of Purchaser's customary new-hire paperwork (including, but not limited to, the application for employment and consent for background information screening), and receipt by Purchaser of satisfactory results from its background screening efforts. Each such Offer shall require acceptance or rejection of the Offer by the Offered Employees within seven (7) days after receipt thereof, and each such Offer as accepted shall become effective as of the Closing Date;

               (c) to, as of the Closing Date, waive its usual 60-day waiting period for new employees and permit each of the Offered Employees who accept employment with Purchaser (an "Accepting Employee") to be immediately eligible
                               ------------------
to participate in Purchaser's "cafeteria-style" flexible benefits program (which includes options for medical coverage, dental and vision coverage, life and accident insurance, pre-tax reimbursement accounts, and vacation buying), on the identical terms and conditions as those options are made available to Purchaser's other employees and subject to the specific eligibility requirements of each such option. In accordance with the terms and conditions of the flexible benefits program governing the vacation buying option, Accepting Employees will not be eligible to purchase vacation until January 1, 2000. The Accepting Employees currently participating in Imperial Bancorp's 401(k) Plan shall be given credit in determining vesting and eligibility for Purchaser's 401(k) plan for the period during which they were credited with service by the Seller prior to the Closing Date. Such service shall not, however, be counted for purposes of benefit accrual under any such plan; and

               (d) except as otherwise provided herein, as of the Closing Date, permit all Accepting Employees to participate in all employee benefit plans, programs and policies established, maintained or contributed to by Purchaser on an equal basis and subject to identical terms and conditions as Purchaser's other newly-hired employees.

          6.11   Conduct of Trust Business.  From the Closing Date and
                 -------------------------
continuing until the Second Payment is paid in accordance with Section 2.4, Purchaser agrees:

               (a) to use reasonable efforts to continue to (i) conduct the Trust Business in the Ordinary Course, (ii) preserve its relationships with customers, and (iii) preserve the goodwill and relationships with trustors and beneficiaries of the Trust Business; provided, that, Purchaser may offer to
                                     --------  ----
customers of the Trust Business any additional trust services which Seller did not provide as of the Closing Date;

               (b) to maintain the System Records and any other books and records relating to the Assets;

               (c) for purposes of calculating the Final First Quarter 2000 Gross Fee Revenue, not to make any material change in the accounting principles, methods, records or practices relating to the determination of Manageable Income as followed by Seller prior to the Closing Date; and

               (d) to use its commercially reasonable efforts to maximize Manageable Income of the Trust Business.

          6.12  Privileged Documents in Trust Files.  The parties to this
                -----------------------------------
Agreement acknowledge and agree that the Trust files presently may contain documents that are subject to privilege of Seller or Imperial based upon attorney work product or confidential attorney-client communication ("Privileged
                                                                      ----------
Documents") and may in the future contain Privileged Documents of Purchaser, and
---------
that there is no intention to waive any such privilege notwithstanding the transfer of possession of the Trust files to Purchaser pursuant to this Agreement or the implementation of the procedures described in this Section 6.12.

               (a) Purchaser shall notify Seller or Imperial of any claim or commencement of any litigation or any discovery request related to any Trust or Trusts arising out of Sellers conduct up to and including the Closing Date. Seller or Imperial thereupon shall have the right to review the files of the Trust or Trusts involved in such claim or litigation, to instruct Purchaser to segregate into separate files any documents that Seller or Imperial determines, in its sole discretion, are Privileged Documents from the files of the affected Trust or Trusts, and to make and take copies of any such Privileged Documents; provided, that any such review and segregation shall not unreasonably interfere with Purchaser's business operations or the management of any Trust. Purchaser also may segregate any documents it determines, in its sole discretion, are subject to the privilege of Purchaser. Seller or Imperial will furnish Purchaser with a privilege log of all such documents identified by it as Privileged Documents.

               (b) Purchaser shall not turn over or make available any documents in any Trust files affected by any such claim or litigation to any third party in connection therewith until Seller or Imperial has had a reasonable opportunity to complete its review as provided in Section 6.12(a). In addition, Purchaser shall not turn over any documents identified by Seller or Imperial as Privileged Documents to any third party without having obtained Seller's or Imperial's written consent unless required to do so pursuant to valid legal process.

                                   ARTICLE 7

                        CONDITIONS PRECEDENT TO CLOSING
                        -------------------------------

          7.1  Conditions of Purchaser.  Notwithstanding any other provision of
               -----------------------
this Agreement, the obligations of Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

               (a) There shall not be instituted and pending or threatened any Action before any Governmental Entity challenging the acquisition of the Assets by Purchaser or otherwise seeking to restrain or prohibit the consummation of the transactions contemplated hereby;Payment).

               (b) The representations and warranties of Seller in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and Seller shall have complied with all covenants and agreements and satisfied all conditions on Seller's part to be performed or satisfied on or prior to the Closing Date;

               (c) Seller and Imperial shall have entered into the Transition Agreement in substantially the form attached as Annex A hereto;
                                                -------

               (d) Seller and Imperial shall have entered into the Noncompetition Covenant (the "Covenant") in substantially the form attached as
                              --------
Annex B hereto;

               (e) Purchaser shall have received from Seller a certificate dated the Closing Date in substantially the form attached as Annex C hereto;
                                                       -------

               (f) All consents from third parties, including from any Person necessary for the consummation of the transactions contemplated hereby shall have been obtained;

               (g) The Purchaser, Seller and Imperial shall have received all required approvals from Governmental Entities to consummate the transactions contemplated by this Agreement, and Purchaser shall have received confirmation from the California Department of Financial Institutions, and/or an opinion from its counsel, reasonably satisfactory to it, to the effect that Section 4859 of the California Financial Code is applicable to Purchaser's acquisition of the Trust Business;

               (h) No Material Adverse Effect shall have occurred on or prior to the Closing;

               (i) The Purchaser shall have received copies of resolutions of the Boards of Directors of the Seller and Imperial, duly certified by a corporate secretary as of the Closing, authorizing performance of this Agreement, the Transition Agreement and the Covenant and authorizing an officer to execute this Agreement, the Transition Agreement and the Covenant and any other agreements or documents required in connection herewith or therewith to which the Seller is a party;

               (j) The Purchaser shall have received an opinion of counsel for the Seller and Imperial (which may be in-house counsel), dated as of the date of the Closing, and in form and substance reasonably satisfactory to the Purchaser, to the effect that:

                    (i) the Seller is a trust company within the meaning of
Section 103 of the California Financial Code, duly established and validly existing under the laws of California;

                    (ii) each of the Seller and Imperial has the organizational power and authority to execute, deliver and perform this Agreement, the Transition Agreement and the Covenant and to consummate the transactions contemplated hereby and thereby; all organizational acts and other proceedings required to be taken by or on the part of the Seller and Imperial to execute, deliver and perform this Agreement, the Transition Agreement and the Covenant and to consummate the transactions contemplated hereby and thereby have been duly and validly taken; and this Agreement, the Transition Agreement and the Covenant have been duly executed and delivered by the Seller and Imperial, and this Agreement and the Transition Agreement constitute the valid and binding agreements of, the Seller and Imperial, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, liquidation, readjustment of debt, moratorium or other similar laws affecting the rights of creditors (or the rights of creditors of a state or national banking association), trustees and agents generally and by general equitable principles; and

                    (iii) the execution, delivery and performance by the Seller and Imperial of this Agreement, the Transition Agreement and the Covenant do not, and the consummation by the Seller and Imperial of the transactions contemplated hereby and thereby will not, violate or conflict with the articles of association, bylaws or other constituent documents of the Seller or Imperial, as the case may be, or, to the best of such counsel's knowledge, any law or regulation currently applicable to the Seller or Imperial or, to the best of such counsel's knowledge, any agreement or instrument, or currently applicable award, order, judgment or decree, known to such counsel to be material to the consummation of the transactions contemplated by this Agreement, the Transition Agreement and the Covenant, to which the Seller or Imperial is a party or by which it is bound, or require any filing by the Seller or Imperial with, or authorization, approval, consent or other action with respect to the Seller or Imperial by, any governmental agency, except such as have been made or obtained and are in full force and effect.

               (k) The Seller shall have executed and delivered to Purchaser a Bill of Sale for the Assets substantially in the form attached as Annex D
                                                                  -------
hereto.
               (l) The Seller shall have provided evidence reasonably satisfactory to Purchaser that Seller has obtained for the benefit of Purchaser the insurance coverages described in, and otherwise complied with the requirements of, Section 9.4(a) (iii) and (iv).

          7.2  Conditions of Seller.   Notwithstanding any other provision of
               --------------------
this Agreement, the obligations of Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

               (a) There shall not be instituted and pending or threatened any Action before any Governmental Entity challenging the sale of the Assets by Seller or otherwise seeking to restrain or prohibit the consummation of the transactions contemplated hereby;

               (b) The representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and Purchaser shall have complied with all covenants and agreements and satisfied all conditions on Purchasers part to be performed or satisfied on or prior to the Closing Date;

               (c) Purchaser shall have entered into the Transition Agreement in substantially the form attached as Annex A hereto;
                                   -------

               (d) Purchaser shall have entered into the Covenant in substantially the form attached hereto as Annex B;
                                          -------

               (e) Seller shall have received from Purchaser a certificate dated the Closing Date in substantially the form attached as Annex E hereto;
                                                       -------

               (f) All consents from third parties, including from any Person necessary for the consummation of the transactions contemplated hereby shall have been obtained;

               (g) The Purchaser, Seller and Imperial shall have received all required approvals from Governmental Entities to consummate the transactions contemplated by this Agreement, and Purchaser shall have received confirmation from the California Department of Financial Institutions, and/or an opinion from its counsel, reasonably satisfactory to it, to the effect that Section 4859 of the California Financial Code is applicable to Purchaser's acquisition of the Trust Business;

               (h) The Seller shall have received resolutions of the Board of Directors for the Purchaser, duly certified by a corporate secretary as of the Closing, authorizing performance of this Agreement, the Transition Agreement and the Covenant and any other agreements or documents required in connection herewith or therewith to which the Purchaser is a party;

               (i) The Seller shall have received an opinion of counsel for the Purchaser (which may be in-house counsel), dated as of the date of the Closing, and in form and substance reasonably satisfactory to the Purchaser, to the effect that:

                    (i) the Purchaser is a national banking association, duly established and validly existing under federal law;

                    (ii) the Purchaser has the organizational power and authority to execute, deliver and perform this Agreement and the Transition Agreement and to consummate the transactions contemplated hereby and thereby; all organizational acts and other proceedings required to be taken by or on the part of the Purchaser to execute, deliver and perform this Agreement and the Transition Agreement and to consummate the transactions contemplated hereby and thereby have been duly and validly taken; and this Agreement and the Transition Agreement have been duly executed and delivered by the Purchaser, and constitute the valid and binding agreements of, the Purchaser, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, liquidation, readjustment of debt, moratorium or other similar laws affecting the rights of creditors (or the rights of creditors of a state or national banking association), trustees and agents generally and by general equitable principles; and

               (iii) the execution, delivery and performance by the Purchaser of this Agreement and the Transition Agreement do not, and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not, violate or conflict with the articles of association, bylaws or other constituent documents of the Purchaser, or, to the best of such counsel's knowledge, any law or regulation currently applicable to the Purchaser or, to the best of such counsel's knowledge, any agreement or instrument, or currently applicable award, order, judgment or decree, known to such counsel to be material to the consummation of the transactions contemplated by this Agreement or the Transition Agreement, to which the Purchaser is a party or by which it is bound, or require any filing by the Purchaser with, or authorization, approval, consent or other action with respect to the Purchaser by, any governmental agency, except such as have been made or obtained and are in full force and effect;

          (j)  those certain executives and employees of Seller identified on
Schedule 6.10 hereto shall each have received an offer of employment from
-------------
Purchaser in accordance with Section 6.10; and
                             ------------

          (k) The Purchaser shall have executed to Seller a Bill of Sale for the Assets substantially in the form attached as Annex D hereto.
                                                 -------

          (l) The Purchaser shall have provided evidence reasonably satisfactory to Seller that Purchaser has obtained for the benefit of Seller the insurance coverages described in, and otherwise complied with the requirements of, Section 9.4(b) (iii) and (iv).

                                   ARTICLE 8

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

          8.1  Termination.  This Agreement may be terminated at any time prior
               -----------
to the Closing:

               (a) by mutual consent of Purchaser and Seller;

               (b) by Seller or by Purchaser by written notice to the other party hereto if the transactions contemplated herein shall not have been consummated on or before May 31, 1999 (or such later date as Purchaser and Seller may agree), provided that in the case of a termination under this clause
(b), the party or parties terminating this Agreement shall not then be in material breach of any of its or their obligations under this Agreement;

               (c) by Purchaser if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by Seller under this Agreement or (ii) any of the conditions precedent to Closing set forth in
Section 7.1 have not been met on the Closing Date, and, in each case, Purchaser is not then in material default of its obligations hereunder; or

               (d) by Seller if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by Purchaser under this Agreement or
(ii) any of the conditions precedent to Closing set forth in Section 7.2 have not been met on the Closing Date, and, in each case, Seller is not then in material default of its obligations hereunder.

          8.2  Effect of Termination.
               ---------------------

               (a) In the case of any termination of this Agreement, the provisions of Section 6.3 and 6.4 shall remain in full force and effect.

               (b) Upon termination of this Agreement as provided in Section 8.1(a), except as stated in subsection (a) above, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or their respective directors, officers, employees, agents or other representatives.

               (c) In the event of termination of this Agreement as provided in
Section 8.1(b), (c) or (d) hereof, such termination shall be without prejudice to any rights that the terminating party or parties may have against the breaching party or parties or any other person under the terms of this Agreement or otherwise.

          8.3  Amendment.  This Agreement may be amended at any time by a
               ---------
written instrument executed by Purchaser and Seller. Any amendment effected pursuant to this Section 8.3 shall be binding upon all parties hereto.

          8.4  Waiver.  Any term or provision of this Agreement may be waived in
               ------
writing at any time by the party or parties entitled to the benefits thereof. Any waiver effected pursuant to this Section 8.4 shall be binding upon all parties hereto. No failure to exercise and no delay in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude the exercise of any other right, power or privilege. No waiver of any breach of any covenant or agreement hereunder shall be deemed a waiver of any preceding or subsequent breach of the same or any other covenant or agreement. The rights and remedies of each party under this Agreement are in addition to all other rights and remedies, at law or in equity, that such party may have against the other parties.

                                   ARTICLE 9

                                INDEMNIFICATION
                                ---------------

          9.1  Survival of Representations and Warranties.  The representations
               ------------------------------------------
and warranties of the parties hereto contained in this Agreement or in any writing delivered pursuant hereto or at the Closing shall survive the Closing and the consummation of the transactions contemplated hereby (and any examination or investigation by or on behalf of any party hereto) until the fourth anniversary of the Closing Date. No claim for indemnification may be made hereunder after the fourth anniversary of the Closing Date. Notwithstanding the applicability of its provisions hereto, if any, the parties hereto agree that California Financial Code Section 4860 shall have no effect upon Purchaser's right to indemnification under this Article 9.

          9.2  Indemnification.
               ---------------

               (a) Each of Seller and Imperial, jointly and severally, covenants and agrees to defend, indemnify and hold harmless Purchaser from and against any Damages arising out of or resulting from: (i) any inaccuracy in or breach of any representation or warranty made by Seller in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; or (ii) the failure of Seller to perform or observe fully any covenant or agreement to be performed or observed by Seller pursuant to this Agreement; or (iii) any Excluded Liability; or (iv) any Action arising out of or resulting from the conduct by Seller of the Trust Business, or Seller's conduct with respect to the Assets, on or prior to the Closing Date; or (v) any Out-of-Balance Condition.

               (b) Purchaser covenants and agrees to defend, indemnify and hold harmless Seller from and against any Damages arising out of or resulting from:
(i) any inaccuracy in or breach of any representation or warranty made by Purchaser in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; (ii) the failure by Purchaser to perform or observe any covenant or agreement to be performed or observed by it pursuant to this Agreement; or (iii) any Assumed Liability; or (iv) any Action arising out of or resulting from the conduct by Purchaser of the Trust Business, or Purchaser's conduct with respect to the Assets, after the Closing Date.

          9.3  Third Party Claims.
               ------------------

               (a) If any party entitled to be indemnified pursuant to Section
                                                                       --------
9.2 (an "Indemnified Party") receives notice of the assertion by any third party
---     -----------------
of any claim or the commencement by any such third person of any Action, or if the Indemnified Party determines the existence of any such claim or of the commencement by any such third party of any Action, whether or not the same shall have been asserted (any such claim or Action being referred to herein as an "Indemnifiable Claim") with
    -------------------
respect to which another party hereto (an "Indemnifying Party") is or may be
                                           ------------------
obligated to provide indemnification, the Indemnified Party shall  notify the

Indemnifying Party in writing (the "Claim Notice") of the Indemnifiable Claim
                                    ------------
within thirty (30) business days of the assertion of the claim, liability or obligation, within ten (10) business days of receipt of notice of the filing of any Action based upon such assertion, or, with respect to a claim not yet asserted against the Indemnified Party, within fifteen (15) business days following the determination by an executive officer of the Indemnified Party of the existence of the same; provided, that the failure to provide such notice shall not relieve or otherwise affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that any Damages directly resulted or were caused by such failure.

               (b) The Indemnifying Party shall have thirty (30) days after receipt of the Claim Notice to undertake, conduct and control, through counsel of its own choosing, and at its expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith if such cooperation is so requested and the request is reasonable, provided that the Indemnifying Party shall hold the Indemnified Party harmless
--------
from all of its out-of-pocket expenses, including attorneys' fees (including the allocated costs and expenses of in-house counsel and legal staff), incurred in connection with the Indemnified Party's cooperation. If the Indemnifying Party assumes responsibility for the settlement of defense of any such claim, (i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld), provided that, other than in the event of a conflict of interest requiring the retention of separate counsel, the fees and expenses of such counsel shall not be borne by the Indemnifying Party, and (ii) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party's consent, which consent shall not be unreasonably withheld or delayed if the settlement involves only payment of money, and which consent may be withheld for any reason if the settlement involves more than the payment of money, including any admission by the Indemnified Party. So long as the Indemnifying Party is vigorously contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party's consent, which consent shall not be unreasonably withheld.

               (c) If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, the Indemnified Party shall have the right to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided, that the Indemnified Party shall notify the Indemnifying Party of any compromise or settlement of any such Indemnifiable Claim.

               (d) To the extent Purchaser may be entitled to obtain reimbursement therefor from a Trust with respect to any Indemnifiable Claim, Purchaser shall make a good faith effort to do so, but Purchaser shall not be barred, notwithstanding any time limitation imposed herein on asserting rights to indemnification, from asserting an Indemnifiable Claim therefor against the Indemnifying Party if Purchaser charges or otherwise receives reimbursement from such Trust, and such charge or reimbursement is later challenged, disallowed or reversed.

          9.4   Limitations.
                -----------

                (a) Limitation on Seller's Indemnification.  Notwithstanding any
                    --------------------------------------
other provision of this Agreement (except for the last sentence of this paragraph (a)):

                    (i) the total amount Seller and Imperial shall be obligated to pay to Purchaser under Section 9.2(a) for any Damages with respect to any claims for indemnification asserted by Purchaser against Seller or Imperial under Section 9.2(a) on or prior to the second anniversary of the Closing (the "Initial Indemnity Period") shall not exceed in the aggregate $20,000,000;
-------------------------
provided that this limitation shall not apply to any amounts recoverable under subparagraphs (iii) and (iv) below.

                    (ii) Purchaser shall be entitled to indemnification under this Article 9 with respect to claims asserted by Purchaser against Seller after the Initial Indemnity Period only to the extent provided in subparagraphs (iii) and (iv) below.

                    (iii) as and from the Closing to and including the fourth anniversary of the Closing, Imperial shall cause Purchaser to be named as an additional insured under Imperials fidelity bond insurance ("Imperial's Fidelity Insurance") as its interests may appear and shall take such other measures as are reasonable and appropriate to provide Purchaser with the benefit of Imperial's Fidelity Insurance with respect to those acts and omissions of Seller (and its agents and employees) indemnifiable by Seller and Imperial under
Section 9.2(a) and covered by Imperial's Fidelity Insurance (or which would have been so covered in the normal course but for the sale of the Trust Business). Any additional expense incurred by Imperial in so obtaining the benefits of such insurance for Purchaser up to $50,000 shall be borne by Imperial. Any amounts recovered by Purchaser under Imperial's Fidelity Insurance shall constitute indemnification by Seller and Imperial pursuant to Section 9.2(a) of this Agreement.


                    (iv) as and from the Closing to and including the fourth anniversary of the Closing, Imperial shall cause Purchaser to be named as an additional insured under Imperials professional liability insurance policy ("Imperial's E & O Insurance") as its interests may appear and shall take such other measures as are reasonable and appropriate to provide Purchaser with the benefit of Imperial's E & O Insurance with respect to those errors and omissions of Seller (and its agents and employees) indemnifiable by Seller and Imperial under Section 9.2(a) and covered by Imperial's E & O Insurance (or which would have been so covered in the normal course but for the sale of the Trust Business). Any additional expense incurred by Imperial in so obtaining the benefits of such insurance for Purchaser up to $50,000 shall be borne by Imperial. Imperial agrees to maintain Imperial's E & O Insurance with a coverage limit of at least $10,000,000 until the fourth anniversary of the

Closing. Any amounts recovered by Purchaser under Imperial's E & O Insurance shall constitute indemnification by Seller and Imperial pursuant to Section 9.2(a) of this Agreement.

                    (v) Seller shall not be obligated to indemnify Purchaser under Section 9.2(a) for any Damages until the Damages exceed, in the aggregate, $50,000, in which event Seller shall be obligated to indemnify Purchaser under
Section 9.2(a) only for Damages in excess of $50,000. Notwithstanding the foregoing, the limitations set forth in this Section 9.4(a) shall not apply to Seller's indemnification obligations pursuant to Section 9.2(a)(v).

               (b) Limitation on Purchaser's Indemnification.  Notwithstanding
                   -----------------------------------------
any other provision of this Agreement:

                    (i) the total amount Purchaser shall be obligated to pay to Seller under Section 9.2(b) for any Damages with respect to any claims for indemnification asserted by Seller against Purchaser under Section 9.2(b) during the Initial Indemnity Period shall not exceed in the aggregate $20,000,000; provided that this limitation shall not apply to any amounts recoverable under subparagraphs (iii) and (iv) below.

                    (ii) Seller shall be entitled to indemnification under this
Article 9 with respect to claims asserted by Seller against Purchaser after the second anniversary of the Closing only to the extent provided in subparagraphs
(iii) and (iv) below.

                    (iii) as and from the Closing to and including the fourth anniversary of the Closing, Purchaser shall cause Seller to be named as an additional insured under Purchaser's fidelity bond insurance ("Purchaser's Fidelity Insurance") as its interests may appear and shall take such other measures as are reasonable and appropriate to provide Seller with the benefit of Purchaser's Fidelity Insurance with respect to those acts and omissions of Purchaser (and its agents and employees) indemnifiable by Purchaser under
Section 9.2 (b) and covered by Purchaser's Fidelity Insurance. Any additional expense incurred by Purchaser in so obtaining the benefits of such insurance for Seller up to $50,000 shall be borne by Purchaser. Any amounts recovered by Seller under Purchaser's Fidelity Insurance shall constitute indemnification by Purchaser pursuant to Section 9.2(b) of this Agreement.

                    (iv) as and from the Closing to and including the fourth anniversary of the Closing, Purchaser shall cause Seller to be named as an additional insured under Purchaser's professional liability insurance policy ("Purchaser's E & O Insurance") as its interests may appear and shall take such other measures as are reasonable and appropriate to provide Seller with the benefit of Purchaser's E & O Insurance with respect to those errors and omissions of Purchaser (and its agents and employees) indemnifiable by Purchaser under Section 9.2 (b) and covered by Purchaser's E & O Insurance. Any additional expense incurred by Purchaser in so obtaining the benefits of such insurance for Seller up to $50,000 shall be borne by Purchaser. Purchaser agrees to maintain E & O Insurance with a coverage limit of at least $10,000,000 until the fourth anniversary of the Closing. Any amounts recovered by Seller under Purchaser's E & O Insurance shall constitute indemnification by Purchaser pursuant to Section 9.2(b) of this Agreement.

                    (v) Purchaser shall not be obligated to indemnify Seller under Section 9.2(b) for any Damages until the Damages exceed, in the aggregate, $50,000, in which event Purchaser shall be obligated to indemnify Seller under
Section 9.2(b) only for Damages in excess of $50,000.

          9.5  Interest.  The Indemnified Party receiving payment in respect of
               --------
any Indemnifiable Claim shall also be entitled to receive interest on the amount of the Indemnifiable Claim, accruing from the date which is thirty (30) days after the date on which the Indemnified Party is out-of-pocket any costs or damages relating to the Indemnifiable Claim, at the fluctuating rate per annum equal to the overnight federal funds rate in effect from time to time published in the Wall Street Journal.

          9.6  Indemnification Exclusive.  The foregoing indemnification
               -------------------------
provisions shall be the exclusive remedies any party may have for any breach of representation, warranty, covenant or agreement or any other claims arising out of this Agreement or the transactions contemplated hereby, except as provided in the Transition Agreement. Nothing contained in this Section 9.6 shall prevent Purchaser from pursuing remedies in its fiduciary capacity.

                                  ARTICLE 10

                              GENERAL PROVISIONS
                              ------------------

          10.1  Notices.  All notices and other communications under or in
                -------
connection with this Agreement shall be in writing and shall be deemed given (a) if delivered personally (including by overnight express or messenger), upon delivery, (b) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three days after being mailed, or (c) if given by telecopy, upon confirmation of transmission by telecopy, in each case to the parties at the following addresses:

          (1)   If to Seller addressed to:

                        Imperial Trust Company
                        c/o Imperial Bank
                        9920 South La Cienega Blvd., Suite 636
                        Inglewood, California  90301

                        Attention:  Legal Department
                        Telecopy:  (310) 417-5695

               With a copy to:

                    Paul, Hastings, Janofsky & Walker LLP
                    Twenty-Third Floor
                    555 South Flower Street
                    Los Angeles, California 90071
                    Attention:  Siobhan McBreen Burke, Esq.
                    Telecopy:  (213) 627-0705

          (2)  If to Imperial addressed to:

                    Imperial Bank
                    9920 South La Cienega Blvd., Suite 636
                    Inglewood, California  90301
                    Attention:  Legal Department
                    Telecopy:  (310) 417-5695

               With a copy to:

                    Paul, Hastings, Janofsky & Walker LLP
                    Twenty-Third Floor
                    555 South Flower Street
                    Los Angeles, California 90071
                    Attention:  Siobhan McBreen Burke, Esq.
                    Telecopy:  (213) 627-0705

          (3)  If to Purchaser, addressed to:

                    Union Bank of California, N.A.
                    400 California Street
                    San Francisco, CA 94104
                    Attention:  Mr. John McGuckin, Jr.
                    Executive Vice President & General Counsel

                    Telecopy:  (415) 765-3391


               With a copy to:

                    Union Bank of California, N.A.
                    Business Trust Division
                    445 South Figueroa Street
                    Los Angeles, CA  90071
                    Attention:  Mr. Piet Westerbeek, III
                    Senior Vice President

                    Telecopy:  (213) 236-5115

          10.2  Severability.  If any term or provision of this Agreement or the
                ------------
application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

          10.3  Entire Agreement.  Except for the provisions of that certain
                ----------------
Confidentiality Agreement between the parties dated as of December 15, 1998, this Agreement, including the annexes and schedules attached hereto and other documents referred to herein, together with the Transition Agreement and the Covenant, contains the entire understanding of the parties hereto in respect of its subject matter and supersedes all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter, including, without limitation, that certain Letter of Intent dated February 9, 1999, between Purchaser and Imperial Bank.

          10.4  Successors and Assigns.  This Agreement shall be binding upon
                ----------------------
and inure to the benefit of Purchaser and Seller and their respective successors, heirs and assigns; provided, however, that neither Purchaser nor Seller shall directly or indirectly transfer or assign any of its respective rights hereunder in whole or in part without the prior written consent of the other party, and any such transfer or assignment without said consent shall be void, ab initio. Subject to the immediately preceding sentence, and except as set forth in Article 9, this Agreement is not intended to benefit, and shall not run to the benefit of or be enforceable by, any other person or entity other than the parties hereto and their permitted successors and assigns.

          10.5  Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Agreement.

          10.6  Recitals, Schedules and Annexes.  The recitals, schedules and
                -------------------------------
annexes to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

          10.7  Construction.
                ------------

               (a) The article, section and subsection headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

               (b) As used in this Agreement, the masculine, feminine or neuter gender shall be deemed to include the others whenever and wherever the context so requires.

               (c) For the purposes of this Agreement, unless the context clearly requires, "or" is not exclusive.

          10.8  Governing Law.  This Agreement shall be governed by and
                -------------
construed in accordance with the internal laws (and not the law of conflicts) of the State of California.

          10.9  Financial Code.  Seller and Purchaser intend to effect the
                --------------
purchase and sale of Sellers Trust Business pursuant to this Agreement subject to and in accordance with Article 3, Chapter 3, of Division 1.5 of the California Financial Code, as amended from time to time, and this Agreement shall be construed and enforced to give effect to that intention.

          10.10  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES ITS
                 --------------------
RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION OR PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY A PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH PARTY HERETO FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

          10.11   Dispute Resolution.
                  ------------------

          (a) Other than the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to this Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in the State of California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or its successor section ("CCP"), which shall constitute the exclusive remedy for
                        ---
the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in Los Angeles County in California (the "Court").
                                                                        -----
The referee shall be a retired judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within twenty-five (25) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted rule). Each party shall have one peremptory challenge pursuant to CCP
Section 170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP

Section 644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

          (b) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

          (c) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

          (d) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, Section 1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.


                          [SIGNATURE PAGE TO FOLLOW]

                 [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]


          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.


                                  UNION BANK OF CALIFORNIA, N.A.


                                  By:   /s/ Piet Westerbeek III
                                     ------------------------------
                                     Name:  Piet Westerbeek III
                                          -------------------------
                                     Title: Senior Vice President
                                           ------------------------

                                  IMPERIAL TRUST COMPANY


                                  By:   /s/ Norman P. Creighton
                                     ------------------------------
                                     Name:  Norman P. Creighton
                                          -------------------------
                                     Title: Chairman
                                           ------------------------


                                  IMPERIAL BANK


                                  By:   /s/ Norman P. Creighton
                                     ------------------------------
                                     Name:  Norman P. Creighton
                                          -------------------------
                                     Title: Vice Chairman and CEO
                                           ------------------------

                                  By:  /s/ Richard M. Baker
                                     ------------------------------
                                     Name: Richard M. Baker
                                          -------------------------
                                     Title: SVP, General Counsel
                                             and Secretary
                                           ------------------------

                                    ANNEX A
                                    -------

                             Transition Agreement

                                    ANNEX B
                                    -------

                            COVENANT NOT TO COMPETE
                            -----------------------

                                    ANNEX C
                                    -------

                            IMPERIAL TRUST COMPANY

                             Certificate of Seller
                             ---------------------

          The undersigned, _____________, hereby certifies that:

          1. He is delivering this Certificate pursuant to Section 7.1(d) of the Asset Purchase Agreement (the "Purchase Agreement"), dated as of April ___, 1999, between Union Bank of California, N.A., a national banking association ("Purchaser"), and Imperial Trust Company, a California corporation (the "Seller"). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement.

          2. The representations and warranties of Seller in the Purchase Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on the date hereof.

          3. All covenants, agreements, obligations and conditions required by the Purchase Agreement to be performed and complied with by Seller on or prior to the date hereof have been performed and complied with on or prior to the date hereof.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this _____ day of April 1999.



                                            ________________________
                                            ____________

                                    ANNEX D
                                    -------

                                 BILL OF SALE
                                 ------------

          KNOW ALL MEN BY THESE PRESENTS that pursuant to the Asset Purchase Agreement (the "Agreement") dated as of April ____, 1999 among Union Bank of
                ---------
California, N.A., a national banking association ("Purchaser"), Imperial Trust
                                                   ---------
Company, a California corporation ("Seller"), and Imperial Bank, a California
                                    ------
state bank ("Imperial"), and for good and valuable consideration, receipt of
             --------
which is hereby acknowledged, Seller does hereby sell, assign, convey, transfer and deliver to Purchaser (and acknowledge the sale, assignment, conveyance, transfer and delivery to Purchaser by operation of Section 4859 of the California Financial Code), free and clear of all security interests, liens, mortgages, pledges, claims, conditional sales contracts and any other encumbrances of any nature whatsoever (other than liens on any other encumbrances incurred in the Ordinary Course) and subject to the rights of other Persons to the extent conferred by California Financial Code Section 4842 or other applicable law, all of Seller's right, title and interest in all assets and properties used in connection with the conduct of the Trust Business, including without limitation:

          (i) Seller's business of acting as executor, administrator, guardian or conservator of estates, assignee, receiver, depositary, custodian or trustee under the appointment of any court, or by authority of any law of this or any other state of the United States, as trustee for any purpose permitted by law, and all agency and other fiduciary or representative capacities;

          (ii) all of the trusteeships, executorships, administrations, guardianships, conservatorships, custodianships, agencies and other fiduciary and representative capacities held by Seller and any common, collective, or commingled trust funds maintained by Seller on or prior to the Closing or to which Seller may be named or appointed after the Closing, including but not limited to trust documents where Seller is named successor trustee and wills on deposit (the "Trusts");
              ------

          (iii)  all material contracts and agreements governing the Trusts;

          (iv) all properties, assets, deposits, funds, investments, agreements, bills, notes, securities, contracts and rights (including claims against third parties) that are administered, utilized, held as collateral or held for the benefit of others (whether or not constituting all or a portion of the corpus of any trust) by Seller as agent, custodian, trustee or in any other capacity pursuant to or in connection with Trusts;

          (v)    all of the goodwill associated with the Assets; and

          (vi) all of the accounting information, reports, books, records statements and data regularly maintained on the electronic information systems or electronic storage media separately specifying or accounting for each Trust, including an electronic summary of the fees.

          Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement.

          Each of Seller and Purchaser acknowledges that Purchaser only assumes the Assumed Liabilities and does not assume and shall have no responsibility for any other debt, liability or obligation relating to Seller whatsoever except those explicitly assumed or undertaken pursuant to the Agreement.

          IN WITNESS WHEREFORE, each party has caused this Bill of Sale to be executed on its behalf by its duly authorized officers as of this ____ day of April, 199 9.


                                    UNION BANK OF CALIFORNIA, N.A.


                                    By: ___________________________________
                                        Its:


                                    IMPERIAL TRUST COMPANY


                                    By: ___________________________________
                                        Its:

                                    ANNEX E
                                    -------

                        UNION BANK OF CALIFORNIA, N.A.

                           Certificate of Purchaser
                           ------------------------

     The undersigned, _____________, hereby certifies that:

     1. He is delivering this Certificate pursuant to Section 7.2 of the Asset Purchase Agreement (the "Purchase Agreement"), dated as of April ___, 1999, between Union Bank of California, N.A., a national banking association ("Purchaser"), and Imperial Trust Company, a California corporation (the "Seller"). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement.

     2. The representations and warranties of Purchaser in the Purchase Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on the date hereof.

     3. All covenants, agreements, obligations and conditions required by the Purchase Agreement to be performed and complied with by Purchaser on or prior to the date hereof have been performed and complied with on or prior to the date hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this _____ day of April 1999.

     ________________________
     ____________